                                                                    Exhibit 3(a)
                            DISTRIBUTION AGREEMENT
                                    BETWEEN
                    AMERICAN GENERAL LIFE INSURANCE COMPANY
                                      AND
                      AMERICAN GENERAL DISTRIBUTORS, INC.


THIS DISTRIBUTION AGREEMENT (this "Agreement") is made by and between AMERICAN GENERAL LIFE INSURANCE COMPANY, a Texas corporation (the "Company") and AMERICAN GENERAL DISTRIBUTORS, INC., a Delaware corporation ("AGDI" or "Distributor"), and supercedes in all respects a similar agreement between the parties dated as of November 1, 2000, as amended.

                                  WITNESSETH:

In consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

FIRST:  The Company hereby grants AGDI a non-exclusive right to promote the sale
-----
of the Company's variable life insurance policies and certificates and variable annuity contracts and certificates, as applicable, listed on Schedule A attached
                                                             ----------
hereto and made a part hereof (the "Contracts") to the public through investment dealers which are members of the National Association of Securities Dealers, Inc. (or exempt from such registration) in U. S. states where the Company is licensed. The Company and AGDI agree that upon thirty (30) days written notice to AGDI by the Company, the Company may revise Schedule A to include additional
                                               ----------
registered products of the Company; provided, however, that AGDI shall have the right to reject such revisions to Schedule A, by so advising the Company in
                                  ----------
writing within such thirty (30) days notice period.

SECOND:  AGDI hereby accepts the grant made herein for the sale of the Contracts
------
and agrees that it will use its best efforts to promote the sale of such Contracts; provided, however, that:

     A. AGDI may, and when requested by the Company, shall suspend its efforts to promote the sale of the Contracts at any time AGDI or the Company believes sales should be suspended because of market conditions, other economic considerations, or other circumstances of any kind; and

     B. The Company will provide AGDI with a report each calendar quarter of the amount of commission expense for sales of the Company's variable annuity and variable life insurance products.

     C. AGDI will account for commissions being paid to registered representatives for sales of the Company's variable annuity and variable life insurance products by entering a footnote to AGDI's financial statements and will not record such expense in AGDI's general ledger.

          Such footnoting shall cover only periods of time for which this Agreement is in effect.

     D.   The Company may withdraw the offering of the Contracts at any time.

THIRD:  The Company shall bear:
-----

     A. The expenses of printing and distributing registration statements and prospectuses of the Separate Account and the Contracts;

     B. The expenses of state and federal qualification of such contracts for sale in connection with such offerings;

     C.   All legal expenses in connection with the foregoing; and

     D.   Any other expenses which may be deemed mutually appropriate.

FOURTH:  The solicitation of the Contracts shall be made by investment dealers
------
or their sales representatives who are also life insurance and variable contract licensed agents appointed to represent the Company.

AGDI shall receive the percentage of gross purchase payments received by the Company or of the accumulation value held by the Company, as indicated in Schedule A.
----------

FIFTH:  The Company agrees to maintain all books and records in connection with
-----
the sale of the Contracts on behalf of AGDI in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Contracts.

SIXTH:  A transaction statement for each purchase payment for a Contract will be
-----
sent to the Contract owner by the Company as required. The transaction statement will reflect the facts of the transaction.

SEVENTH:  The Company and AGDI shall each comply with all applicable federal and
-------
state laws, rules, and regulations governing the issuance and sale of the Contracts.

EIGHTH:  The Company agrees to indemnify AGDI against any and all claims,
------
liabilities, and expenses which AGDI may incur due to any alleged untrue statements of a material fact, or any alleged omission to state a material fact in the registration statement or prospectus of the Company's Separate Account(s) used in connection with the offering and sale of the Contracts. AGDI agrees to indemnify the Company against any and all claims, demands, liabilities, and expenses which the Company may incur arising out of or based upon any act of an employee of AGDI.

NINTH:  Nothing contained herein shall require the Company or AGDI to take any
-----
action contrary to any provision of its charter or any applicable statutes, regulation, or rule of the National Association of Securities Dealers, Inc.

TENTH: This Agreement shall supersede all prior agreements of the parties,
-----
whether written or oral, with respect to sale of the Contracts issued on or after the effective date of this Agreement.

ELEVENTH: This Agreement shall become effective as of November 1, 2000, and
--------
shall continue in force and effect from year to year thereafter.

TWELFTH: This Agreement may be terminated at any time by either party, without
-------
the payment of any penalty, upon thirty (30) days prior notice in writing to the other party.

THIRTEENTH: This Agreement shall be binding upon the successors and assigns of
----------
the parties hereto.

FOURTEENTH: Any notice under this Agreement shall be in writing addressed,
----------
delivered, or mailed, postage paid, to the other party at such address as such other party may designate for the receipt of such notices.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate on the dates shown below but effective as of January 1, 2002.

AMERICAN GENERAL LIFE INSURANCE COMPANY


By:  /s/ DAVID H. den BOER                          Date: 5/2/02________________
     ------------------------------------


AMERICAN GENERAL DISTRIBUTORS, INC.


By:  /s/ LAWRENCE J. O'BRIEN                        Date: 5/2/02________________
     ------------------------------------

                                  SCHEDULE A
                              (As of May 2, 2002)

This Schedule A governs the compensation to be paid by Company in connection with the Contracts identified below, issued in accordance with this Agreement. The compensation set forth below shall be paid semi-monthly unless otherwise agreed to in writing signed by Company and AGDI. All capitalized terms not otherwise defined below shall have the same meaning as in this Agreement or as in the Contracts, as applicable.


1. Individual Variable and Fixed Retirement Annuity Contract, Form No. 10154-2-1079:

               Payable to Broker-Dealer:  0%
               ------------------------

               Payable to Distributor:    0%
               ----------------------

2.   Individual Variable Annuity Contract, Form No. 8380-4-0571:

               Payable to Broker-Dealer:  0%
               ------------------------

               Payable to Distributor:    0%
               ----------------------

3. Select Reserve(SM) Flexible Payment Variable and Fixed Individual Deferred Annuity, Form No. 97505 (Effective October 15, 1998 through December 27,
     1998):

     .    Schedule 1:    Payable to Broker-Dealer:
                         ------------------------

                         1.9040% of all Purchase Payments received, plus
                                                                    ----
                         0.09504% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

                         Payable to Distributor:    0%
                         ----------------------

     .    Schedule 2:    Payable to Broker-Dealer:
                         ------------------------

                         0.38100% of all Purchase Payments received, plus
                                                                     ----
                         0.38016% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

                         Payable to Distributor:    0%
                         ----------------------

     As used above, the term "Trail Commission" refers to an amount equal to an annual percentage of the Contract Account Value. Trail Commissions will be initially calculated as of the date specified above. Once commenced, Trail Commission shall be computed on each quarterly Contract anniversary by multiplying 0.025% in the case of Schedule 1, and 0.100% in the case of
     Schedule 2, by the Contract Account Value computed on each quarterly Contract anniversary. Trail Commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. The Trail Commissions will continue until annuitization, surrender, or death which requires distribution of the Contract Account Value.

4. Select Reserve(SM) Flexible Payment Variable and Fixed Individual Deferred Annuity, Form No. 97505 (Effective December 27, 1998, Schedules 1 and 2 above are replaced with the following):

               Payable to Broker-Dealer:  0%
               ------------------------

               Payable to Distributor:    0%
               ----------------------


5. Platinum Investor I(SM) Flexible Premium Variable Life Insurance Policies, Form No. 97600:

               Payable to Broker-Dealer:
               ------------------------

               90% of premiums paid in the first Contract year, up to target; 4% of premiums not in excess of target paid in Contract years 2-10; 2.5% of all premiums in excess of target paid in years 1-10; 0.25% annually of all Contracts' accumulation value (reduced by any outstanding loans) in Contract years 11+.

               Payable to Distributor:  0%
               ----------------------


6. Platinum Investor II(SM) Flexible Premium Variable Life Insurance Policies, Form No. 97610:

               Payable to Broker-Dealer:
               ------------------------

               20% of all premiums paid in the first Contract year up to target; 12% of all premiums not in excess of target paid in Contract years 2-7; 2.5% on all premiums in excess of the target amount received in Contract years 1-7; 0.25% of all Contracts' accumulation value (reduced by any outstanding loans) in Contract years 8+.

               Payable to Distributor:  0%
               ----------------------


7.   Legacy Plus(SM) Variable Life Insurance Policies, Form No. 98615:

               Payable to Broker-Dealer:
               ------------------------

               2.5% of the Contract's accumulation value (reduced by any outstanding loan) in Contract year 1 paid at the end of each of the first four quarters at the rate of 0.625% per quarter, plus
                                                                           ----
               1.0% Trail Commission commencing at the end of the first quarter of Contract year 2 through the last quarter of year 10, plus
                                                                       ----
               0.50% Trail Commission at the end of the first quarter of Contract year 11 through the last quarter of year 20, plus 0.25%
                                                                     ----
               Trail Commission commencing at the end of the first quarter of Contract year

               21 and each quarter thereafter.

               Payable to Distributor:    0%
               ----------------------

               As used above, the term "Trail Commission" refers to an amount equal to an annual percentage of the Contract Account Value. Trail Commissions will be initially calculated as of the date specified above. Once commenced, Trail Commission shall be computed on each quarterly Contract anniversary by multiplying the rate below by the Contract Account Value computed on each quarterly Contract anniversary.

                    Trail Commission Quarterly Rates
                    Year 2 through 10 - 0.25%
                    Years 11 through 20 - 0.125%
                    Years 21 and thereafter - 0.0625%

               Trail Commissions shall be paid at the calendar quarter end which follows the computation of the Trail Commission. The Trail Commission will continue until annuitization, surrender, or death which requires distribution of the Contract Account Value.

8.   Platinum Investor Variable Annuity Contracts, Form No. 98020:

     .    Schedule 1:    Payable to Broker-Dealer:
                         ------------------------

                         7% of all Purchase Payments received;

                         Payable to Distributor:  0%
                         ----------------------

     .    Schedule 2:    Payable to Broker-Dealer:
                         ------------------------

                         5% of all Purchase Payments received, plus
                                                               ----
                         0.25% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment through the end of the year 6; 1% Trail Commission in Contract years 7+.

                         Payable to Distributor:  0%
                         ----------------------


     .    Schedule 3:    Payable to Broker-Dealer:
                         ------------------------

                         1% of all Purchase Payments received, plus
                                                               ----
                         1% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

                         Payable to Distributor:  0%
                         ----------------------

                         As used above, the term "Trail Commission" refers to an amount equal to an annual percentage of the Contract Account Value. Trail Commissions will be initially calculated as of the date specified above. Once commenced, Trail Commission shall be computed on each quarterly Contract anniversary by multiplying 0.0625% (in the case of a 0.25% trail commission), and 0.25% (in the case of a 1.0% trail commission) by the Contract Account Value computed on each quarterly Contract anniversary. Trail Commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. The Trail Commissions will continue until annuitization, surrender, or death which requires distribution of the Contract Account Value.



9. Corporate America - Variable Flexible Premium Variable Life Insurance Policies, Form No. 99301:

                    Payable to Broker-Dealer:
                    ------------------------

                    19% of premiums paid in the first Policy year, up to target; 7% of premiums paid in Policy years 2-7, up to the target; 3% of premiums paid in Policy years 8-15, up to target; 2% of premiums paid beginning in the 16th Policy year, up to target; 4% of all premiums in excess of target paid in years 1-7; 2% of all premiums in excess of target beginning in the 8th Policy year; 0.15% annually of all Policy's accumulation value (reduced by any outstanding loans) in Policy years 8-15; and 0.10% annually of all Policy's accumulation value (reduced by any outstanding loans) beginning in the 16th Policy year.

                    Payable to Distributor:  0%
                    ----------------------


10.  The ONE VUL Solution Variable Life Insurance Policies, Form No. 99615:

                    Payable to Broker-Dealer:
                    ------------------------

               (a)  For a Policy Issued Based on Simplified Underwriting
                    ----------------------------------------------------

                    For a Policy issued based on simplified underwriting, compensation will be paid based on either (i) Percent of Premium or (ii) Policy Accumulation Value (Trail).

                    (i)    Compensation based on Percent of Premium.
                           ----------------------------------------

                           6% of premiums paid.

                    (ii)   Compensation based on Accumulation Value.
                           ----------------------------------------

                           .  Non-Modified Endowment Contract Policies.
                              -----------------------------------------
                              Beginning with the first Policy year, a trail commission of 1.20% of each Policy's accumulation value (reduced by any outstanding loans), in the variable investment options. The trail commission will be reduced by 0.25% beginning in Policy Year
                              11. Thus, the schedule in effect is as follows:
                              (i) 1.20% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 1 through 10; and (2) 0.95% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 11 through 15.

                           .  Modified Endowment Contract Policies. Beginning
                              ------------------------------------
                              with the first Policy year, a trail commission of 1.20% of each Policy's accumulation value (reduced by any outstanding loans), in the variable investment options. The trail commission will be reduced by 0.15% beginning in Policy Year 6. Thus, the schedule in effect is as follows: (i) 1.20% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 1 through 5; and (2) 1.05% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 6 through 10.

                 (b)  For a Policy Based on Full Underwriting.
                      ---------------------------------------

                      For a Policy issued based on full underwriting, compensation will be paid based on either (i) Percent of Premium or (ii) Policy Accumulation Value (Trail).

                      (i)  Compensation based on Percent of Premium.
                           ----------------------------------------

                           .  6% of premiums paid in the first Policy year
                                 through Policy Year 3 up to the Target Premium; and

                           .  3% of premiums paid in Policy years 4+ up to
                                 the Target Premium.

                      (ii) Compensation based on Percent of Premium.
                           ----------------------------------------

                           Beginning with the first Policy year, a trail commission of 2.50% of each Policy's accumulation value (reduced by any outstanding loans), in the variable investment options. The trail commission will be reduced by 1.50% beginning in Policy year 2, with further reductions of 0.50% in year 11 and 0.25% in year 21. Thus, the schedule in effect is as follows: (i) 2.50% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy year 1; (ii) 1.00% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 2 through 10; (iii) 0.50% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 11 through 20; and (iv) 0.25% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 21+.

               Payable to Distributor:  0%
               ----------------------


11.  Key Legacy Plus Variable Life Insurance Policies, Form No. 99616:

               Payable to Broker-Dealer:
               ------------------------

               (a)  For a Policy Issued Based on Simplified Underwriting.
                    ----------------------------------------------------

                    For a Policy issued based on simplified underwriting, compensation will be paid based on either (i) Percent of Premium, (ii) Policy Accumulation Value (Trail) or (iii) a combination of Percent of Premium and Policy Accumulation Value.

                    (i)     Compensation based on Percent of Premium.
                            ----------------------------------------

                            6% of premiums paid.

                    (ii)    Compensation based on Accumulation Value.
                            ----------------------------------------

                            .      Non-Modified Endowment Contract Policies.
                                   ----------------------------------------
                                   Beginning with the first Policy year, a trail commission of 1.05% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options. The trail commission will be reduced by 0.20% beginning in Policy Year 11. Thus, the schedule in effect is as follows: (i) 1.05% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 1 through 10; and (2) 0.85% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 11 through 15.

                            .      Modified Endowment Contract Policies.
                                   ------------------------------------
                                   Beginning with the first Policy year, a trail commission of 1.05% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options. The trail commission will be reduced by 0.10% beginning in Policy Year 6. Thus, the schedule in effect is as follows: (i) 1.05% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 1 through 5; and (2) 0.95% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 6 through 10.

                            .      Compensation based on a combination of
                                   --------------------------------------
                                   Percent of Premium and Accumulation Value.
                                   ------------------------------------------

                                   5% of premiums paid, plus a trail commission of 0.10% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options;

               (b)  For a Policy Issued Based on Full Underwriting.
                    ----------------------------------------------

                    For a Policy issued based on full underwriting, compensation will be paid based on either (i) Percent of Premium or (ii) Policy Accumulation Value (Trail).

                    (i)    Compensation based on Percent of Premium.
                           ----------------------------------------

                           . 6% of premiums paid in the first Policy year through Policy Year 3 up to the Target Premium; and

                           . 3% of premiums paid in Policy years 4+ up to the Target Premium.

                    (ii)   Compensation based on Accumulation Value. Beginning
                           ----------------------------------------
                           with the first Policy year, a trail commission of 2.50% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options. The trail commission will be reduced by 1.50% beginning in Policy year 2, with further reductions of 0.50% in Policy year 11 and 0.25% in Policy year 21. Thus, the schedule in effect is as follows: (i) 2.50% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy year 1; (ii) 1.00% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 2 through 10; (iii) 0.50% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 11 through 20; and (iv) 0.25% of each Policy's accumulation value (reduced by any outstanding loans) in the variable investment options for Policy years 21+.

               Payable to Distributor:  0%
               ----------------------


12.  Platinum Investor Survivor Variable Life Insurance Policies, Form No.
     99206:

          Payable to Broker-Dealer:
          ------------------------

          . 90% of the premiums paid in the first Policy year up to a "target amount;

          . 3% of the premiums not in excess of the target amount paid in each of Policy years two through 10;

                         . 3% of all premiums in excess of the target amount received in any of Policy years one through 10;

                         . 1.5% of all premiums paid in each Policy year after Policy year 10; and

                         . .20% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options after Policy year one.

                         Payable to Distributor:  0%
                         ----------------------

13.  GENERATIONS Variable Annuity Contracts, Form No. 980335:

     .    Schedule 1:    Payable to Broker-Dealer:
                         ------------------------

                         6% of all Purchase Payments received;

                         Payable to Distributor:  0%
                         ----------------------

     .    Schedule 2:    Payable to Broker-Dealer:
                         ------------------------

                         5% of all Purchase Payments received, plus
                                                               ----
                         0.25% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment through the end of the year 7; .50% Trail Commission in Contract years 8+.

                         Payable to Distributor:  0%
                         ----------------------


     .    Schedule 3:    Payable to Broker-Dealer:
                         ------------------------

                         2.25% of all Purchase Payments received, plus
                                                                  ----
                         .75% Trail Commission commencing at the end of the 12th month after receipt of the initial Purchase Payment.

                         Payable to Distributor:  0%
                         ----------------------

                         As used above, the term "Trail Commission" refers to an amount equal to an annual percentage of the Contract Account Value. Trail Commissions will be initially calculated as of the date specified above. Once commenced, Trail Commission shall be computed on each quarterly Contract anniversary by multiplying 0.0625% (in the case of a 0.25% trail commission), and 0.125% (in the case of a 0.50% trail commission) or 0.1875% ( in the case of a 0.75% trail commission) by the Contract Account Value computed on each quarterly Contract anniversary. Trail Commissions shall be paid at the calendar quarter end which follows the computation of the trail commission. The Trail Commissions will continue until annuitization, surrender, or death which requires distribution of the Contract Account Value.

14. Platinum Investor III Flexible Premium Variable Life Insurance Policies, Form No. 00600:

                         Payable to Broker-Dealer:
                         ------------------------

                         . 90% of the premiums paid in the first Policy year up to a "target" amount;

                         . 3% of the premiums not in excess of the target amount paid in each of Policy years two through 10;

                         . 3% of the premiums in excess of the target amount paid in each of Policy years one through 10;

                         . 0.25% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each of Policy years two through 20; and

                         . 0.15% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each Policy year after Policy year 20.

                         Payable to Distributor:  0%
                         ----------------------


15. Platinum Investor Survivor II Variable Life Insurance Policies, Form No. 01206:

                         Payable to Broker-Dealer:
                         ------------------------

                         . 90% of the premiums paid in the first Policy year up to a "target" amount;

                         . 3% of the premiums not in excess of the target amount paid in each of Policy years two through 10;

                         . 3% of the premiums in excess of the target amount paid in each of Policy years one through 10;

                         . 0.20% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each of Policy years two through 30; and

                         . 0.10% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each Policy year after Policy year 30.

                         Payable to Distributor:  0%
                         ----------------------

16. Platinum Investor PLUS Flexible Premium Variable Life Insurance Policies, Form No. 02600:

                         Payable to Broker-Dealer:
                         ------------------------

                         . 90% of the premiums paid in the first Policy year up to a "target" amount;

                         . 3% of the premiums not in excess of the target amount paid in each of Policy years two through 10;

                         . 3% of the premiums in excess of the target amount paid in each of Policy years one through 10;

                         . 0.25% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each of Policy years two through 20; and

                         . 0.15% of the Policy's accumulation value (reduced by any outstanding loans) in the investment options in each Policy year after Policy year 20.

                         Payable to Distributor:  0%
                         ----------------------